Exhibit 99.1

Design Therapeutics Announces Third Quarter 2026 Financial Results and Recent Business Updates

DT-216P2 Anticipated Milestones: Registrational Plan Update in Q4 2026 and 12-Week RESTORE-FA Data in Q1 2027

Cash and securities of $208.6 million at quarter-end provide strong financial runway

Carlsbad, Calif., November 4, 2026 - Design Therapeutics, Inc. (Nasdaq: DSGN), a clinical-stage biotechnology company developing treatments for serious degenerative genetic diseases, today reported third quarter 2026 financial results and highlighted business updates and upcoming milestones across its GeneTAC® portfolio.

“We remain focused on evaluating DT-216P2 over longer treatment durations and preparing for the next stage of clinical development in Friedreich ataxia,” said Pratik Shah, Ph.D., chairperson and chief executive officer of Design Therapeutics. “In DM1, our Phase 1 trial of DT-818 is evaluating an approach designed to selectively reduce transcription of the mutant DMPK allele, targeting the source of toxic RNA. Clinical readouts expected in 2027 will help guide these programs as we pursue our vision for the GeneTAC® platform: to address the underlying causes of serious genetic diseases and deliver meaningful benefits for patients.”

Corporate Highlights

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Friedreich ataxia (FA): The Phase 1/2 multiple ascending dose RESTORE-FA trial of DT-216P2 is ongoing. Design expects to provide an update on its registrational plans in the fourth quarter of 2026, with data following 12 weeks of treatment expected in the first quarter of 2027.
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Myotonic Dystrophy Type-1 (DM1): The Phase 1 multiple-ascending dose (MAD) trial of DT-818, a GeneTAC® small molecule designed to selectively reduce transcription of the mutant DMPK allele in patients with DM1, is ongoing. Design anticipates reporting data from this trial in 2027.
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Fuchs Endothelial Corneal Dystrophy (FECD): A Phase 2 biomarker trial of DT-168 is ongoing to evaluate safety, tolerability and corneal endothelium biomarkers in FECD patients who are scheduled for corneal transplant surgery, with data expected in 2027.
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Huntington’s disease (HD): Design continues to advance preclinical characterization of several candidate molecules for its Huntington’s disease program.

Third Quarter 2026 Financial Results

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R&D Expenses: Research and development (R&D) expenses were $16.9 million for the quarter ended September 30, 2026.
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G&A Expenses: General and administrative (G&A) expenses were $5.3 million for the quarter ended September 30, 2026.

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Net Loss: Net loss was $20.3 million for the quarter ended September 30, 2026.
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Cash Position: Cash, cash equivalents and investment securities were $208.6 million as of September 30, 2026.

About Design Therapeutics

Design Therapeutics is a clinical-stage biotechnology company developing a new class of therapies based on its platform of GeneTAC® gene targeted chimera small molecules. The company’s GeneTAC® molecules are designed to either dial up or dial down the expression of a specific disease-causing gene to address the underlying cause of disease. In addition to its clinical-stage GeneTAC® programs, DT-216P2, in development for patients with Friedreich ataxia, DT-168, for Fuchs endothelial corneal dystrophy, and DT-818, for myotonic dystrophy type-1, the company is advancing a program in Huntington’s disease. Discovery efforts are underway for multiple genomic medicines. For more information, please visit designtx.com.

Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: the progression or completion of certain development activities; the initiation and progression of studies and clinical trials for DT-216P2, DT-168 and DT-818 and the timing thereof; the anticipated timing for data readouts and other program updates; Design's ability to advance the GeneTAC® platform; Design’s estimated cash runway and the sufficiency of its resources to support its planned operations; and the capabilities and potential advantages of Design’s pipeline of GeneTAC® molecules. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “designed to,” “anticipates,” “capable of,” “plans to,” “expects,” “estimate,” “intends,” “will,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Design’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with: the data we observe from early clinical and nonclinical studies may impact our clinical development plans; pursuing a biomarker-driven clinical development strategy carries increased risks as there are currently a limited number of approved biomarker-specific therapies; nonclinical development activities and results of nonclinical studies; conducting a clinical trial and patient enrollment and retention, which are affected by many factors, and any difficulties or delays encountered with such clinical trial or patient enrollment or retention may delay or otherwise adversely affect Design’s clinical development plans; the process of discovering and developing therapies that are safe and effective for use as human therapeutics and operating as a development stage company; undesirable side effects or other undesirable properties, which could cause Design or regulatory authorities to suspend or discontinue clinical trials and thereby delay or prevent Design’s product candidates’ development or regulatory approval; Design’s ability to develop, initiate or complete nonclinical studies and clinical trials for its product candidates on the timeframe anticipated, or at all; whether promising early research or clinical trials will result in demonstrated safety and/or efficacy in later clinical trials; changes in Design’s plans to develop its product candidates; reliance on third parties to successfully conduct clinical trials and nonclinical studies; competitive products, which may make any products we develop or seek to develop obsolete or noncompetitive; Design’s reliance on third parties, including contract manufacturers and contract research organizations; interactions with regulatory authorities; Design’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries;

Design’s ability to obtain and maintain intellectual property protection for its product candidates; and Design’s ability to recruit and retain key scientific or management personnel. For a more detailed discussion of these and other factors, please refer to Design’s filings with the Securities and Exchange Commission (“SEC”), including under the “Risk Factors” heading of Design’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as filed with the SEC on August 3, 2026, and under the “Risk Factors” heading of Design’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, being filed with the SEC later today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Design undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

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Contact:

Renee Leck, THRUST

renee@thrustsc.com

DESIGN THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(unaudited)
Operating expenses:
Research and development	$16,926	$14,589	$47,693	$45,704
General and administrative	5,304	4,722	16,420	15,594
Total operating expenses	22,230	19,311	64,113	61,298
Loss from operations	(22,230)	(19,311)	(64,113)	(61,298)
Other income, net	1,942	2,314	6,024	7,503
Net loss	$(20,288)	$(16,997)	$(58,089)	$(53,795)

Net loss per share, basic and diluted	$(0.32)	$(0.30)	$(0.93)	$(0.95)
Weighted-average shares of common stock outstanding, basic and diluted	63,035,529	56,950,999	62,330,974	56,856,779

DESIGN THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and investment securities	$208,608	$219,845
Prepaid expenses and other current assets	5,355	3,939
Total current assets	213,963	223,784
Property and equipment, net	573	981
Right-of-use asset	2,272	1,438
Total assets	$216,808	$226,203
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,078	$2,312
Accrued expenses and other current liabilities	10,675	10,743
Total current liabilities	12,753	13,055
Operating lease liability	1,859	645
Total liabilities	14,612	13,700
Total stockholders’ equity	202,196	212,503
Total liabilities and stockholders’ equity	$216,808	$226,203